EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

NVIDIA Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-106191, 333-51520, 333-74905, 333-74868, 333-100010, 333-114375, 333-123933 and 333-132493), and on Form S-4 (No. 333-54406) of NVIDIA Corporation of our report dated February 12, 2004, except as to Note 2 which is as of November 28, 2006, relating to the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows of NVIDIA Corporation and subsidiaries for the year ended January 25, 2004, and the related financial statement schedule, which report appears in this Form 10-K/A of NVIDIA Corporation. Our report indicates that the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows of NVIDIA Corporation and subsidiaries (the Company) for the year ended January 25, 2004 have been restated.

/S/ KPMG LLP

Mountain View, California

November 28, 2006